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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported): July 1, 1998







                             VISION TWENTY-ONE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




        FLORIDA                      0-22977                  59-3384581
-------------------------     ----------------------     ---------------------
    (State or other               (Commission               (IRS Employer
    jurisdiction of               File Number)            Identification No.)
    incorporation)




            7209 BRYAN DAIRY ROAD
                LARGO, FLORIDA                                  33777
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(Address of principal executive offices)                      (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-545-4300






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ITEM 5. OTHER MATTERS.

        On July 1, 1998 Vision Twenty-One, Inc. (the "Company") finalized a five year, $100.0 million bank credit agreement (the "Credit Agreement") with the Bank of Montreal as agent (the "Agent") for a consortium of banks which replaces the Company's previous $50.0 million bank credit facility with the Agent dated January 30, 1998. The Credit Agreement provides the Company with a revolving credit facility component in an aggregate amount of up to $7.5 million, maturing June 30, 2003, and term loan components in an aggregate amount of up to $92.5 million, maturing in part at June 30, 2003 and in part at June 30, 2005, subject to certain limitations. The Credit Agreement is secured by a pledge of the stock of substantially all of the Company's subsidiaries and the assets of the Company and certain of its subsidiaries and is guaranteed by certain of the Company's subsidiaries. The Credit Agreement contains negative and affirmative covenants and agreements which place restrictions on the Company regarding disposition of assets, capital expenditures, additional indebtedness, permitted liens and payment of dividends, as well as requiring the maintenance of certain financial ratios. The applicable interest rates on the various underlying components of the Credit Agreement are, at the option of the Company, either (i) an adjusted LIBOR Index Rate plus an applicable margin rate, (ii) the greater of (a) the Agent's prime commercial rate or (b) the "federal funds" rate plus 0.5%, or (for a portion of the term loan component only) (iii) a fixed interest rate loan as determined by the Agent at each time of borrowing. The Company used approximately $48.0 million of the available proceeds under the Credit Agreement at the closing to repay the outstanding balance under the Company's previous credit facility with Agent. The Company currently has a balance available of approximately $47.0 million under the Credit Agreement which it expects will be utilized for acquisitions and for working capital and general corporate purposes. A copy of the Credit Agreement is filed with this Report as Exhibit
4.2 and the description or summary set forth in this Report is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement.

        On July 2, 1998 the Company announced that it had entered into a letter of intent to acquire Vision World, a 38 store, retail optical chain located in the Minneapolis/St. Paul Local Area Delivery System "LADS(R)."

        On July 2, 1998, the Company issued a press release announcing the Credit Agreement and Vision World letter of intent, a copy of which is filed herewith as Exhibit 99.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c)    Exhibits

                    The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.



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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VISION TWENTY-ONE, INC.


                                            By: /s/ Richard T. Welch
                                               ---------------------------
                                                    Richard T. Welch
                                            Its:    Chief Financial Officer


Dated: July 7, 1998



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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER          EXHIBIT
------          -------
4.1*            Credit Agreement dated as of January 30, 1998 among Vision
                Twenty-One, Inc., the Banks Party Hereto and Bank of Montreal as
                Agent.

4.2 Amended and Restated Credit Agreement dated as of July 1, 1998 among Vision Twenty-One, Inc., the Banks Party Hereto and Bank of Montreal as Agent.

10.1*           Credit Agreement dated as of January 30, 1998, among Vision
                Twenty-One, Inc., the Banks Party Hereto, and Bank of Montreal as Agent.

10.2 Amended and Restated Credit Agreement dated as of July 1, 1998 among Vision Twenty-One, Inc., the Banks Party Hereto and Bank of Montreal as Agent, filed as Exhibit 4.2 to this From 8-K and incorporated herein by reference.

99              Copy of Press Release of the Company dated July 2, 1998.

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*       Previously filed as Exhibit 4.1 to the Company's Form 8-K, filed
        February 14, 1998 and incorporated herein by reference.



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